SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    Form S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                             State of the Art, Inc.
             (Exact name of registrant as specified in its charter)

         California                                     95-3664592
(State or other jurisdiction of                       (IRS employer
 incorporation or organization)                     identification no.)

 56 Technology Dr., Irvine, California                92618-2301
(Address of principal executive offices)              (ZIP code)

                    1997 Employee Stock Purchase Plan
                        (Full title of the plan)

    Matthew E. Cavanaugh, Esq., General Counsel, STATE OF THE ART, INC.,
          56 Technology Drive, Irvine, California 92618-2301
              (Name and address of agent for service)

                              (714) 450-3831
    (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
                                                                       Proposed maximum
Title of securities to   Amount to be           Proposed maximum       aggregate offering      Amount of
be registered            registered             offering price         price                   registration fee
------------------------ ---------------------- ---------------------- ----------------------- ----------------------


Common stock,            1,000,000 shares       $15.75 (1) per share   $15,750,000.00         $4,772.73
No par value

Options to purchase      1,000,000 options       $0.001 per option          $1,000.00             $0.30
common stock,            to purchase
no par value             one share each


         (1) The aggregate offering price for 1,000,000 shares of common stock registered hereby, which are to be offered to the registrant's employees, is estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the daily high and low price of the common stock of the registrant on NASDAQ as of November 6, 1997.

Part II.  Information Required in the Registration Statement

Item 3.  Incorporation of Documents by Reference.

     The following documents are incorporated into this registration statement by this reference:
     1. A copy of the registrant's annual report on Form 10-K, for the fiscal year ended December 31, 1996, filed with the United States Securities and Exchange Commission;
     2. Copies of the registrant's Forms 10-Q for the quarterly periods ended March 31, 1997, and June 30, 1997, filed with the United States Securities and Exchange Commission; and
     3. The description of the registrant's common stock, no par value, that the registrant is offering (the "Securities") pursuant to registrant's 1997 Employee Stock Purchase Plan, as that description is contained in registrant's registration statement on Form 8-A, filed with the United States Securities and Exchange Commission on April 12, 1991.

         The following documents shall be deemed to be incorporated into this registration statement by this reference, and be part of this registration statement, from the date of filing of the following documents, until the registrant files a post-effective amendment that: (1) indicates that all Securities have been sold, or (2) deregisters all Securities that then remain unsold:
         All documents the registrant files in the future pursuant to sections 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         None.

Item 6.  Indemnification of Directors and Officers.

         Item 14 of Part II of the registrant's Form S-1 registration statement, registration number 33-39771, filed with the United States Securities and Exchange Commission, is incorporated into this registration statement by this reference.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         4.1 Registrant's articles of incorporation, as amended. (Incorporated herein by this reference to Exhibits 3.1(a) through 3.1(g) of the registrant's registration statement on Form S-1, file no. 33-39771.)

         4.2 Registrant's bylaws, as amended. (Incorporated herein by this reference to Exhibit 3.3 of the registrant's registration statement on Form S-1, file no. 33-39771.)

         4.3  Registrant's   certificate  of  determination  of  preferences  of
preferred  stock (series B).  (Incorporated  herein by this reference to Exhibit
3.2 of the registrant's registration statement on Form S-1, file no. 33-39771.)

         5. Opinion regarding legality. (Filed herewith.)

         23. Consent of counsel. (Included in Exhibit 5.)

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 12, 1997.

State of the Art, Inc., a California corporation

By:      DAVID W. HANNA
         --------------
         David W. Hanna
         President,
         Chief Executive Officer, and
         Chairman of the Board of Directors

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


         DAVID W. HANNA
         --------------
         David W. Hanna
         President,
         Chief Executive Officer, and
         Chairman of the Board of Directors
         November 12, 1997


         JAMES R. ECKSTAEDT
         ------------------
         James R. Eckstaedt
         Chief Financial Officer, Vice President
         of Finance, and Corporate Secretary
         (Principal Financial Officer and Principal Accounting Officer) November 12, 1997


         GEORGE RIVIERE
         --------------
         George Riviere
         Director
         November 12, 1997


         W. FRANK KING
         -------------
         W. Frank King
         Director
         November 12, 1997


         SUSAN L. RASINSKI
         -----------------
         Susan L. Rasinski
         Director
         November 12, 1997


         JAMES H. CLEMENT, JR.
         ---------------------
         James H. Clement, Jr.
         Director
         November 12, 1997

Exhibit Index:

                                                                                    Page number
                                                                                    of this
Exhibit:                                                                            statement:


4.1  Articles of incorporation.                                                     *
4.2  Bylaws.                                                                        **
4.3  Certificate of determination of preferences of preferred stock (series B).     ***
5.   Opinion regarding legality.                                                    6
23.  Consent of counsel and independent auditors.                                   6


     *Incorporated herein by this reference to Exhibits 3.1(a) through 3.1(g) of the registrant's registration statement on Form S-1, file no. 33-39771.

     **Incorporated herein by this reference to Exhibit 3.3 of the registrant's registration statement on Form S-1, file no. 33-39771.

     ***Incorporated herein by this reference to Exhibit 3.2 of the registrant's registration statement on Form S-1, file no. 33-39771.

         Exhibits 5 and 23:


                                 29 October 1997

State of the Art, Inc.
56 Technology Drive
Irvine, California 92618-2301

Ladies and Gentlemen:

         At your request, I have examined the form of registration statement on Form S-8 (the "Registration Statement") to be filed by State of the Art, Inc., a California corporation (the "Company"), with the United States Securities and Exchange Commission, pursuant to the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the sale of 1,000,000 shares of the Company's common stock, no par value (the "Securities"), upon the exercise of options granted under the Company's 1997 Employee Stock Purchase Plan.

         I am familiar with the proceedings taken and proposed to be taken in connection with the issuance and sale of the Securities in the manner set forth in the Registration Statement. Subject to the completion of those proceedings, in my opinion the Securities will, when sold, be legally issued, fully paid, and non-assessable. I consent to the Company's use of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,



                               MATTHEW E.  CAVANAUGH
                               ---------------------
                               Matthew  E.  Cavanaugh,  Esq.
                               General  Counsel  and Assistant Secretary
                               State of the Art, Inc., a California corporation



                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
State of the Art, Inc.:


     We consent to the use of our reports incorporated herein by reference.



                                        KPMG PEAT MARWICK LLP
                                        ---------------------
                                        KPMG Peat Marwick LLP

Orange County, California
November 12, 1997
                                       6